Exhibit 99.1

Cherokee International Retains Stephens, Inc. to Assist Its Board of Directors in Exploring Various Strategic Alternatives for the Company

TUSTIN, Calif.--(BUSINESS WIRE)--Cherokee International Corporation (NASDAQ: CHRK), a leading designer and manufacturer of power supplies, announced today that it has retained the investment banking firm of Stephens Inc. to assist its Board of Directors in exploring various strategic alternatives for the Company. Stephens Inc. has significant industry experience in the power electronics market segment.

While Stephens Inc. is assisting the Company to explore a variety of strategic alternatives including the possible divestiture of certain assets, the Company also has other professionals advising it on the extension or refinancing of the Company’s existing bond obligation. An evaluation process of all alternatives is currently underway.

There can be no assurance the Board will elect to pursue any of the strategic alternatives under consideration. The Company also has not set a definitive time frame for conclusion of the process and will comment further on this matter only when, and if, the Company has concluded its evaluation efforts.

In making the announcement, Cherokee President and CEO Jeffrey M. Frank said, “Our Board and management are exploring all strategic alternatives available to the Company. We are working closely with a number of outside professionals to ensure the maximum benefit to our shareholders and all of our other stakeholders including customers, employees, suppliers and bondholders.”

About Cherokee International

Cherokee International designs, manufactures and markets high-reliability custom and standard switch-mode power supplies for datacom, telecom, medical and process-control applications. With advanced manufacturing facilities and engineering expertise located worldwide, Cherokee applies a customer-focused approach to provide high-reliability power products to manufacturers, reducing time to market. As the leading provider of custom-designed power sources, Cherokee also delivers a complete range of standard and modified-standard AC/DC power supplies, AC/DC rectifiers and power shelves, and DC/DC converters. Cherokee International headquarters are at 2841 Dow Ave, Tustin, California 92780 and can be reached at 714 544 6665. European operations are at Boulevard de l’Europe 131, 1301 Wavre, Belgium and can be reached at +32 10 438 510. Cherokee International (China) Power Supply Ltd. is located at 1353 Chenqiao Road, Shanghia Fengpu Industrial Park Shanghai, 201401 China and can be reached at 021 6710 8910. Additional information about the Company and its products is available at http://www.cherokeepwr.com.

Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. Forward-looking statements in this press release include statements relating to the Company's plans to explore strategic alternatives. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) changes in general economic and business conditions, domestically and internationally, (2) reductions in sales to, or the loss of, any of the Company's significant customers or in customer capacity generally, (3) changes in the Company's sales mix to lower margin products, (4) increased competition in the Company's industry, (5) disruptions of the Company's established supply channels, (6) the Company's level of debt and restrictions imposed by its debt agreements and the Company’s ability to repay this debt, and (7) the additional risk factors identified in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, even though the Company's situation may change in the future.

CONTACT:
Cherokee International Corporation
Lin Fox
Chief Financial Officer
714-508-2043
lin.fox@cherokeepwr.com
or
Ann Jones
Investor Relations
714-508-2088
714-227-0391
info@cherokeepwr.com